POWER OF ATTORNEY

      WHEREAS, the undersigned may be required to make filings with the
Securities and Exchange Commission (the "Commission") under Section 16 of the
Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations of the Commission promulgated thereunder, relating to his equity ownership in Omega Protein Corporation (the "Company");

      NOW, THEREFORE, the undersigned, in his capacity as a proposed director of the Company, does hereby appoint John D. Held, Bret D. Scholtes and Andrew C.
Johannesen, and each of them severally, as his true and lawful attorney or attorneys-in-fact with full power of substitution and resubstitution, to execute in his name, place and stead, Forms 3, 4 or 5 and other similar Forms, as may be required or necessary or desirable under Section 16 of the Act, and any and all documents necessary or incidental in connection therewith, including without limitation any amendments thereto, and to file the same with the Commission and any applicable stock exchange or other applicable regulatory authority.  Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person,

the undersigned hereby ratifying and confirming the acts that said attorneys-in-fact and each of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

 The above authorization shall remain in effect until revoked by a later dated written revocation.

      IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the 29th day of June, 2017.

/s/ Celeste A. Clark
CELESTE A. CLARK